Exhibit 5.1
Law Offices
CHARLES A. CLEVELAND, P.S.
Suite 660
Rock Point Tower
316 West Boone Avenue
Spokane, Washington 99201-2353

Phone (509) 326-1029
Fax (509) 326-1872

April 28, 2010

Command Center, Inc.
3773 West Fifth Avenue
Post Falls, Idaho 83854 USA

Re:               Command Center, Inc.— Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Command Center, Inc.., a Washington corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the registration of an aggregate of 6,400,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"), all of which may to be issued by the Company under the Command Center, Inc. 2008  Employee Stock Incentive Plan (the "Plan").

I have examined the Registration Statement, such documents and records of the Company and other documents as I had deemed necessary for purposes of this opinion. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us.

As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of statements contained in the Registration Documents and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, its independent registered accountants, and others.

We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation.

For purposes of this letter, I have assumed that the offer and sale of securities pursuant to the Plan is not in connection with a capital raising transaction, and does not directly or indirectly promote or maintain a market for the Registrant's securities.

Based upon the foregoing, I am of the opinion that upon the happening of the following events,

(a)	Due action by the Board of Directors and Shareholders of the Company authorizing the Plan, the grant of Options, and the issuance and payment for the Shares thereto;

Command Center, Inc.
April 28, 2010

(b)	Due action by the Board of Directors of the Company authorizing the grant of Options and the issuance and/or sale of the Shares under the Plan;
(c)	The Company has sufficient authorized but unissued shares of Common Stock on the date of any issuance of the Shares registered pursuant to the Registration Statement.
(d)	Filing of the Registration Statement and any amendments thereto and the becoming effective of the Registration Statement; and
(e)
Due execution by the Company and registration by its registrars of Options and  Shares of the Plan and sale thereof as contemplated by the Registration Statement and in accordance with the aforesaid corporate and governmental authorizations;

the Shares are duly authorized for issuance and are validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following:

(A)	Bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally;

(B)
General principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and

(C)
The application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein, specifically excluding any issues related to Federal, State, or local taxation. This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

CHARLES A. CLEVELAND, P.S.

By:	/s/ Charles A. Cleveland
Charles A. Cleveland
CAC:clw